EXHIBIT 99.1

1.2(c) Allocation of Aggregate Purchase Price

Subject to adjustments, the Aggregate Purchase Price shall be allocated among the Schlumberger Equity Interests, the OSI Assets, the Rocky Mountain Assets and the Alliance Agreement and paid to the Sellers in the following proportions:

(i)	$591,000,000 to CII for the POC Shares (the “POC Purchase Price”),

(ii)	$22,000,000 to SOHL for the Harwat Interest (the “Harwat Purchase Price”),

(iii)	$125,000,000 to Surenco for the WilPro Interest (the “WilPro Purchase Price”),

(iv)	$8,500,000 to Operational Services, Inc. for the OSI Assets (the “OSI Purchase Price”),

(v)	$0 to STC for the Rocky Mountain Assets (the “Rocky Mountain Purchase Price”), and

(vi)	$4,500,000 to STC and $10,000,000 to SOHL for the Alliance Agreement (the “Alliance Purchase Price”).

The portion of the Aggregate Purchase Price paid by Purchaser in Hanover Stock shall be allocated pro rata among the POC Purchase Price, the Harwat Purchase Price, the WilPro Purchase Price, the OSI Purchase Price, the Rocky Mountain Purchase Price and the Alliance Purchase Price. The portion of the Aggregate Purchase Price paid by Purchaser with the Hanover Note shall be allocated solely to the POC Purchase Price. The balance of the POC Purchase Price, Harwat Purchase Price, WilPro Purchase Price, the OSI Purchase Price, the Rocky Mountain Purchase Price and the Alliance Purchase Price will paid by Purchaser in cash.